Exhibit 10.2


                   THE AMBANC CORP.
        AMENDED NONQUALIFIED STOCK OPTION PLAN


                       ARTICLE I

                      Definitions

    Section 1.1.  Definitions.  As used herein, the
following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    (a) "Committee" shall have the meaning set forth for such term in Section 3.1 hereof.

    (b)  "Corporation" shall mean AMBANC Corp.

    (c) "Fair Market Value" shall mean the fair market value determined by application of such reasonable valuation methods as the Committee shall adopt or apply.

    (d)  "Option" shall mean an option to purchase
Stock granted pursuant to the provisions of Article III hereof.

    (e) "Optionee" shall mean an officer or employee to whom an Option has been granted hereunder.

    (f)  "Plan" shall mean The AMBANC Corp. Amended
Nonqualified Stock Option Plan, the terms of which are set forth herein.

    (g) "Stock" shall mean the Common Stock, $10.00 par value, of the Corporation, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Corporation or some other corporation, such other stock or securities.

    (h)  "Stock Option Agreement" shall mean the
agreement between the Corporation and the Optionee under which the Optionee may purchase Stock hereunder.

    (i) "Subsidiary" shall mean a corporation 51 percent or more of all classes of voting stock of which is owned directly or indirectly by the Corporation.

                      ARTICLE II

                       The Plan

    Section 2.1.  Name.  This plan shall be known as
"The AMBANC Corp. Amended Nonqualified Stock Option
Plan."

    Section 2.2.  Purpose.  The purpose of the Plan is
to advance the interests of the Corporation and its shareholders by affording to executive and senior management officers of the Corporation an opportunity to acquire or increase their proprietary interest in the Corporation by the grant to such officers of Options under the terms set forth herein. By thus encouraging such officers to become owners of Corporation shares, the Corporation seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Corporation in large measure has in the past depended and will in the future depend.

    Section 2.3.  Effective  Date.  The Plan shall be
deemed adopted and shall become effective upon its approval by the affirmative vote of the majority of the outstanding shares of the Stock of the Corporation.


                      ARTICLE III

                    Administration

    Section 3.1.  Administration.  The Plan shall be
administered by a Committee to be appointed by the Board of Directors of the Corporation (the
"Committee"), which Committee shall consist of not less than three members of the Board of Directors, all of whom shall be disinterested persons. The term
"disinterested persons" means persons who are not at the time of determination of that status, and who have not been at any time within one year prior thereto, eligible for selection as persons to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock or stock options of the Corporation or any of its affiliates. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine among eligible individuals those to whom and the time or times at which Options or Stock Appreciation Rights may be granted, the number of shares of stock to be subject to each Option, the period during which such Option may be exercised, and the price at which such

Option may be exercised, none of which need be the same for each grant hereunder. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretations and application of the Plan or of Options granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole
Committee.

    Section 3.2.  Corporation Assistance.  The
Corporation shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require.
The Corporation shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                      ARTICLE IV

                     Participants

    Section 4.1.  Eligibility.  Executive and senior
management officers of the Corporation or of any Subsidiary shall be eligible to participate in the Plan. The Committee may grant Options to any eligible individual in accordance with such determinations as the Committee from time to time in its sole discretion shall make.


                       ARTICLE V

            Shares of Stock Subject to Plan

    Section 5.1.  Limitations.  Subject to adjustment
pursuant to the provisions of Section 5.3 hereof, the number of shares of Stock with respect to which Options may be granted shall not exceed 26,754 shares in the aggregate. Shares with respect to which Options may be granted may be either authorized and unissued shares or shares issued and thereafter acquired by the Corporation.

    Section 5.2.  Options Granted Under Plan.  Shares
of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate or be cancelled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.

    Section 5.3.  Antidilution.  In the event that the
outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock splitup or stock dividend:

        (a)  the aggregate number and kind of shares
    subject to Options which may be granted hereunder shall be adjusted appropriately;

        (b) rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

        (c)  where dissolution or liquidation of the
    Corporation or any merger or combination in which the Corporation is not a surviving company is involved, each outstanding Option granted hereunder shall, subject to Section 6.9, terminate.

    The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.


                      ARTICLE VI

                        Options

    Section 6.1.  Option Grant and Agreement.  Each
Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of at least a majority of the members of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Corporation and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

    Section 6.2.  Option Price.  The per share price of
the Stock subject to each Option shall be determined by the Committee, and said per share price may be greater, but shall not in any event be less, than the Fair
Market Value of the Stock on the date the Option is granted. In addition, the price per share shall not in any event be less than par value, unless treasury shares are issued upon exercise of the Option, in which case the price per share is not restricted by par value.

    Section 6.3.  Option Grant and Exercise Periods.
No Option may be granted hereunder more than five years from the effective date of the Plan, as defined in
Section 2.3.  The period for exercise of each Option
shall be determined by the Committee, but in no instance shall such period exceed ten years from the date of grant of the Option.

    Section 6.4.  Option Exercise.

        (a) The Corporation shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Corporation of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933 (the
    "Act"), upon exercise of any Option, the Corporation shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws.
    Any determination in this connection by the Committee shall be final, binding and conclusive.
    If shares are issued under any Option without registration under the Act or applicable state securities laws, the Optionee may be required to accept the shares subject to such restrictions on transferability as may in the reasonable judgment of the Committee be required to comply with exemptions from registration under such laws. The
    Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act or applicable state securities laws.
    The Corporation shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

        (b) Subject to Section 6.4(c) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part (but with respect to whole shares only) and from time-to-time by delivering to the Corporation at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

        (c) Unless otherwise provided in an Option
    Agreement, and except as provided in Section 6.9, an Option granted under the Plan shall become exercisable in installments as follows:

    Period From Date       Cumulative Percent of Option
       of Grant            Shares that Are Exercisable
    Date of grant to 1 year                  20%
    More than 1 year to 2 years              40%
    More than 2 years to 3 years             60%
    More than 3 years to 4 years             80%
    More than 4 years to expiration         100%

    The Committee shall have authority to reduce the number of years prior to which 100 percent of the option shares are exercisable by subtracting therefrom the number of years the Optionee has been employed by the Corporation. The Committee shall in addition have authority in its discretion to prescribe in any Option Agreement that the Option may be exercised in different installments during the term of the Option.

        (d) Subject to such terms and conditions as may be determined by the Committee in its sole discretion upon grant of an Option, payment in full for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

        (1) by delivering to the Corporation at its principal office a cashiers or certified check payable to the order of the Corporation in the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised; or

        (2) by delivering to the Corporation at its principal office certificates representing Stock, duly endorsed for transfer to the Corporation, having an aggregate Fair Market Value as of the date of exercise equal to the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised; or

        (3) by any combination of payments delivered pursuant to subparagraphs (d)(1) and (d)(2) above.

    Section 6.5.  Nontransferability of Option.  No
Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution.
During the lifetime of an Optionee the Option shall be exercisable only by the Optionee.

    Section 6.6.  Effect of Termination of Employment
or Death.

        (a) In the event of the severance of the employment relationship between the Corporation and the Optionee for any reason, for or without cause, other than death, at any time before the date of expiration of Options held by such Optionee, such Options shall terminate on the earlier of such date of expiration or 30 days after the date the Optionee ceases to be in the employ of the Corporation or any Subsidiary of the Corporation.

        (b) In the event of the death of an Optionee before the date of expiration of Options held by such Optionee, such Options shall terminate on the earlier of such date of expiration or one year following the date of death. The executor or administrator of the estate of the Optionee or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right to exercise the Optionee's Option at any time prior to the termination date specified in this Section 6.6(b) to the extent that such Option would otherwise be exercisable under the terms of the Plan and the Optionee's Stock Option Agreement.

        (c) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

    Section 6.7.  Rights As Shareholder.  An Optionee
or a transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.


    Section 6.8.  Limited Rights.  An Optionee shall,
within 30 days following the date on which the Corporation obtains knowledge of and notifies an Optionee of (a) the expiration of a tender offer or exchange offer, other than an offer by the Corporation, pursuant to which at least 5 percent of the Corporation's theretofore issued and outstanding stock has been purchased, or (b) the approval by the shareholders of the Corporation of an agreement to merge or consolidate the Corporation with or into another corporation where the Corporation is not the surviving corporation, or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including a plan of liquidation), have the right (regardless of the applicability of the limitation on the exercise of Options set forth in
Section 6.4(c) of the Plan or similar limitations in the Option Agreement) to exercise Options then held, or to surrender unexercised Options in exchange for a cash amount equal to the product of (1) the number of shares of Stock called for by the Option, or portion thereof which is surrendered, multiplied by (2) the excess over the exercise price of the highest price paid or to be paid per share pursuant to an event described in clauses (a) or (b) above as determined by the Committee.


                     ARTICLE VI-A

               Stock Appreciation Rights

    Section 6A.1.  Purpose.  The purpose of this
Article VI-A is to authorize the Committee to grant
Stock Appreciation Rights to Optionees to replace the tax offset bonuses that could have been granted pursuant to Section 6.8 of this Plan as originally adopted. This Article VI-A is being added to the Plan in response to certain changes in the accounting treatment of Options awarded together with tax offset bonuses. Unlike tax offset bonuses, the grant, exercise or forfeiture of Stock Appreciation Rights authorized by this Article VI-A shall be unrelated to the grant, exercise, or termination of Options.

    Section 6A.2.  Award of Stock Appreciation Rights.
The Committee may from time to time select those management employees to whom an award of Stock

Appreciation Rights is to be made ("Participants").
The Committee shall determine the number and series of Stock Appreciation Rights to be awarded to each such Participant and shall specify the following with respect to each award of Stock Appreciation Rights:
the effective date of such award; the base price per share above which appreciation in the Stock will be payable upon exercise; the percentage of price appreciation over the base price that will be payable upon exercise; the applicable vesting schedule, if any;
the method for calculating the amount payable; and, the date of expiration. In no event may the number of shares with respect to which Stock Appreciation Rights shall have been paid or shall be outstanding exceed the number of shares of Stock with respect to which Options may be granted under the Plan as specified by Section
5.1, as such number may from time to time be adjusted pursuant to the Plan. The Committee shall give written notice of an award of Stock Appreciation Rights to a Participant and such notice shall specify the terms of such award.

    Section 6A.3.  Valuation.  The value of each Stock
Appreciation Right at any time shall be equal to fifty percent (or such other percentage as may be specified by the Committee at the time of grant) of the excess, if any, of:

        (a) the fair market value of one share of Stock on the date of valuation, over

        (b) the base price established by the Committee at the time of award, which may be more or less than the fair market value of one share of Stock on the effective date of the award of such Stock
    Appreciation Right to the Participant.

The fair market value of one share of Stock shall be the closing sale price (or, if no such sale price information is available, the closing bid price) of one share of Stock on the trading day preceding the date of valuation on the principal established public securities market for such Stock; or in the event there is no established public securities market for the Stock on such day, the fair market value of the Stock on the date of valuation as determined by the Committee, in good faith, using such valuation methods as it in its discretion may apply. The Committee's determination of fair market value shall be conclusive and binding on the Corporation and the Participant.

    Section 6A.4.  Exercise of Rights.  Unless a
forfeiture has occurred pursuant to Section 6A.8, Stock
Appreciation Rights shall be deemed exercised on the earliest of (i) the Participant's termination of employment with the Corporation and any Subsidiary if the Participant was an employee of the Corporation or any Subsidiary at the time of the award to him of a Stock Appreciation Right, (ii) receipt by the
Corporation of a written request for payment from the Participant, or (iii) the expiration date specified by such Stock Appreciation Right (the earliest such date being herein referred to as the "Exercise Date"). To the extent a Stock Appreciation Right is vested, a Participant may exercise the Stock Appreciation Right at any time, unless such Participant is subject to the filing requirements of Section 16(a) of the Securities
Exchange Act of 1934. If the Participant is subject to the filing requirements of Section 16(a), the Participant may request payment only in accordance with Rule 16b-3(e) of the Securities and Exchange
Commission, as then in effect. The request shall be in writing, shall specify the number of Stock Appreciation
Rights with respect to which payment is requested, and shall identify such Stock Appreciation Rights by series and by the date of award. Distribution of the amount payable with respect to Stock Appreciation Rights shall be made entirely in cash. Exercise of Stock
Appreciation Rights under this Article VI-A is unrelated to, and not in any way conditioned upon, the exercise or non-exercise of any or all Options granted under this Plan that the Participant may hold at the time of the exercise of any Stock Appreciation Rights.

    Section 6A.5.  Vesting of Stock Appreciation
Rights. The Committee may in its discretion establish vesting schedules for awards of Stock Appreciation
Rights which may vary from Participant to Participant.
The vesting schedule applicable to each Stock
Appreciation Right shall be set forth in the written notice of award of such Stock Appreciation Right issued by the Committee to the Participant. In the events specified by Section 6.8 of the Plan, all Stock
Appreciation Rights shall become fully exercisable without regard to vesting restrictions otherwise applicable, to the same extent as Options become fully exercisable by reason of such events pursuant to
Section 6.8 of the Plan.

    Section 6A.6.  Amount Payable for Stock
Appreciation Rights. The amount payable to a Participant with respect to a Stock Appreciation Right shall be the product of: (a) the value of such Stock
Appreciation Right determined on the Exercise Date for such Stock Appreciation Right in accordance with
Section 6A.3 above and (b) the vested percentage applicable to such Stock Appreciation Right on the Exercise Date determined in accordance with Section
6A.5 hereof. In no event, however, shall any amount be paid with respect to Stock Appreciation Rights that have been forfeited pursuant to Section 6A.8. Payments to a Participant with respect to a Stock Appreciation
Right shall be made by the Corporation or the Subsidiary that employed such Participant within 90 days of the Exercise Date of such Stock Appreciation
Right or, if applicable, on the date provided in
Section 6A.8.

    Section 6A.7.  Withholding.  All payments under the
Plan may be net of an amount sufficient to satisfy withholding tax requirements of any government or governmental unit having tax jurisdiction over the payment.

    Section 6A.8.  Effect of Termination of Employment
or Death.

    (a) In the event of the severance of the employment relationship between the Corporation and a Participant for any reason, for or without cause, other than death, at any time before the date of expiration of Stock
Appreciation Rights held by such Participant, such Stock Appreciation Rights shall terminate on the earlier of such date of expiration or 30 days after the date the Participant ceases to be in the employ of the Corporation or any Subsidiary of the Corporation.

    (b) In the event of the death of a Participant before the date of expiration of Stock Appreciation
Rights held by such Participant, such Stock
Appreciation Rights shall terminate on the earlier of such date of expiration or one year following the date of death. The executor or administrator of the estate of the Participant or the person or persons to whom Stock Appreciation Rights granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right to exercise the Participant's Stock Appreciation Rights at any time prior to the termination date specified in this Section
6A.8(b) to the extent that such Stock Appreciation
Rights would otherwise be exercisable under the terms of the Plan and the Participant's Stock Appreciation
Right Agreement.

    (c) No transfer of Stock Appreciation Rights by the
Participant by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Stock
Appreciation Rights.

    Section 6A.9.  Anti-Dilution and Other Adjustments.
The existence of allocated Stock Appreciation Rights shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; or any merger or consolidation of the Corporation; or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting its Stock, or the rights thereof;
or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee shall determine, in its sole discretion, if such change equitably requires an adjustment in the number or terms of Stock Appreciation Rights previously granted to Participants. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

    Section 6A.10.  No Rights as Shareholder.  Although
Stock Appreciation Rights may have certain attributes of Stock, they are not Stock. Stock Appreciation
Rights do not in any way represent an ownership interest in the Corporation and do not confer any shareholder rights upon a Participant.

    Section 6A.11.  No Effect on Employment
Relationship. Participation in the Plan will not confer upon any employee any right to continue in the employ of the Corporation or any Subsidiary and will not interfere in any way with the right to terminate any employee's employment at any time.

    Section 6A.12.  Unsecured Obligation.  No
Participant under the Plan shall have any interest in any fund or special asset of the Corporation by reason of the Plan or the grant of an award pursuant to the Plan. No trust that would qualify as an employee's trust within the meaning of section 401 of the Internal
Revenue Code of 1954, as amended, or in any other type of trust, fund, or separate account, shall be created in connection with the Plan or any grant of an award pursuant to the Plan. Any amounts set aside by the Corporation or any Subsidiary to meet obligations under
Article VI-A shall remain the property of the Corporation or such Subsidiary. All amounts deemed vested under the Plan shall represent amounts owed by the Corporation, as a debtor, to a Participant who shall be an unsecured creditor of the Corporation.

    Section 6A.13.  Assignment.  No rights or interests
under Stock Appreciation Rights may be assigned or transferred. In the case of death, payment for Stock
Appreciation Rights may be made to the estate or to any beneficiary that may be designated by the Participant pursuant to such procedures as the Committee may establish.

    Section 6A.14.  Compliance with Rule 16b-3.  Any
time at which an officer of the Corporation is subject to the requirements of Section 16 of the Securities
Exchange Act of 1934, all members of the Committee and all transactions pursuant to the Plan shall comply with the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934.

    Section 6A.15.  Amendment and Termination.  The
Board may terminate this Article VI-A at any time or amend it in any manner; provided, however, that no such termination or amendment may adversely affect any vested right or obligation with respect to any award previously granted prior to such action except as provided in this Plan or in the grant of the award. If
Article VI-A is terminated, the effective date of such termination shall be the Exercise Date for all Stock
Appreciation Rights then outstanding. Notwithstanding the foregoing, any amendment to Article VI-A which would:

        (a) materially increase the benefits accruing to Participants under Article VI-A,

        (b) allow the issuance of securities or
    materially increase the number of Stock
    Appreciation Rights under Article VI-A, or

        (c) materially modify the requirements as to eligibility for participation in Article VI-A,

must be approved by the Board and (if required by Rule
16b-3) the affirmative vote of the holders of at least a majority of the Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Indiana.


                      ARTICLE VII

    Termination, Amendment and Modification of Plan

    The Board of Directors of the Corporation may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan;
provided, however, that no such action of the Board without approval of the shareholders of the Corporation may:

        (a) increase the total number of shares of Stock subject to the Plan except as contemplated in
    Section 5.3 hereof; or

        (b) withdraw the administration of the Plan from the Committee thereof; or

        (c) change the terms by which an Option can be exercised, in whole or in part, as described in
    Section 6.4 of this Plan; or

        (d) change the limitation on the price at which Options may be granted hereunder as provided by
    Section 6.2.

    In addition, no termination, amendment or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore executed pursuant to the Plan without the consent of the Optionee or transferee of the Option.


                     ARTICLE VIII

                     Miscellaneous

    Section 8.1.  Application of Funds.  The proceeds
received by the Corporation from the sale of Stock pursuant to Options shall be used for general corporate purposes.

    Section 8.2.  Tenure.  Nothing in the Plan or in
any Option granted hereunder or in any Stock Option
Agreement relating thereto shall confer upon any officer or employee the right to continue in such position with the Corporation or any Subsidiary thereof.

    Section 8.3.  Other Compensation Plans.  The
adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Corporation, nor shall the Plan preclude the Corporation from establishing any other forms of incentive or other compensation for officers or employees of the Corporation.

    Section 8.4.  No Obligation to Exercise Options.
The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

    Section 8.5.  Plan Binding on Successors.  The
Plan shall be binding upon the successors and assigns of the Corporation.

    Section 8.6.  Singular, Plural Gender.  Whenever
used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

    Section 8.7.  Headings, Etc., No Part of Plan.
Headings of Articles and Sections hereof are inserted for convenience of reference; they constitute no part of the Plan.

0002\10\s-4\stck-opt.pln